                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ADE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                        August 16, 1999

Dear Fellow Stockholder:

    We cordially invite you to attend the 1999 Annual Meeting of Stockholders (the "Meeting") of ADE Corporation (the "Company") to be held on Thursday, September 16, 1999 at 10:00 a.m. at the Company's Corporate Headquarters located at 80 Wilson Way, Westwood, Massachusetts.

    At the Meeting, you are being asked to fix the size of the Board of Directors at seven, to elect seven directors to serve until the next Annual Meeting of Stockholders and to approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2000. The Notice of Annual Meeting and Proxy Statement that accompany this letter describe in detail the matters that will be presented at the Meeting.

    Your vote is important regardless of the number of shares you own. We urge you to complete, sign, date and return the enclosed proxy card promptly in the prepaid envelope provided, whether or not you plan to attend the Meeting in person. This will ensure your proper representation at the Meeting.

    Thank you for giving these materials your careful consideration.

                                          Sincerely,

                                          /s/ Robert C. Abbe

                                          Robert C. Abbe
                                          President and Chief Executive Officer

                                ADE CORPORATION
                                 80 WILSON WAY
                         WESTWOOD, MASSACHUSETTS 02090
                                 (617) 467-3500

                            ------------------------

                                     NOTICE
                                       OF
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 16, 1999

    Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Meeting") of ADE Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, September 16, 1999 at 10:00 a.m. at the Company's Corporate Headquarters located at 80 Wilson Way, Westwood, Massachusetts for the following purposes:

1. To fix the size of the Board of Directors at seven and to elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal year 2000.

3. To consider and act upon such other business as may properly come before the Meeting.

    Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the Meeting.

    Only stockholders of record of the Company's Common Stock at the close of business on July 30, 1999 will be entitled to vote at the Meeting and any adjournments thereof.

    STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                                        By Order of the Board of Directors
                                        Willard G. McGraw, Jr.
                                        CLERK

August 16, 1999

                                ADE CORPORATION
                                 80 WILSON WAY
                               WESTWOOD, MA 02090
                                 (617) 467-3500

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 16, 1999

    This Proxy Statement and the enclosed proxy card are being furnished to stockholders of ADE Corporation ("ADE" or the "Company"), a Massachusetts corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the 1999 Annual Meeting of Stockholders to be held on Thursday. September 16, 1999 at 10:00 a.m. at the Company's Corporate Headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments thereof (the "Meeting").

    This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about August 16, 1999. The Annual Report to Stockholders for the fiscal year ended April 30, 1999 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

    Proxies may be solicited by directors, officers and employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and obtain voting instructions from such beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

    When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy card by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, in the election of directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice to the Clerk of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the Meeting.

                               VOTING SECURITIES

    Holders of Common Stock of record on the books of the Company at the close of business on July 30, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were issued and outstanding 13,326,590 shares of Common Stock, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

    The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. The holders of a majority of all shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business. A plurality of the votes cast in person or by proxy is required for election of directors. The affirmative vote of a majority of the votes cast in person or by proxy is required for all other matters. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with any voting matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

    The By-Laws of the Company provide for a Board consisting of such number of directors, not less than three nor more than nine, as may be fixed from time to time by the stockholders. The Board has proposed that the stockholders fix the number of directors constituting the full Board at seven. The Board has nominated Robert C. Abbe, Harris Clay, Landon T. Clay, H. Kimball Faulkner, Chris L. Koliopoulos, Francis B. Lothrop, Jr., and Kendall Wright, all of whom are currently serving as directors, to be elected at the Meeting to serve on the Board until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

    Shares represented by proxies will be voted for the election as directors of those nominees unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, proxies will be voted for such other candidate as may be designated by the Board unless the Board reduces the number of directors. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

    Set forth below is information with respect to each nominee for election to the Board of Directors at the Meeting.

    ROBERT C. ABBE, age 61, founded the Company in 1967. Since that time, he has served as President and Chief Executive Officer and as a director of the Company. Mr. Abbe received an AB in Physics from Harvard College.

    HARRIS CLAY, age 72, has been a director of the Company since 1970. He has been self-employed as a private investor during the past five years. Mr. Clay received an AB from Harvard College.

    LANDON T. CLAY, age 73, has been a director of the Company since 1970 and Chairman of the Board since 1979. From 1971 until 1997, he served as Chairman of Eaton Vance Corp., a mutual fund management and distribution company. Mr. Clay is also a director of Dakota Mining Corp. Mr. Clay received an AB from Harvard College. Mr. Clay and Harris Clay are brothers.

    H. KIMBALL FAULKNER, age 68, has been a director of the Company since 1970, and has been a self-employed small business consultant during the past five years. Mr. Faulkner received an AB from Harvard College and an MBA from the University of Virginia.

    CHRIS L. KOLIOPOULOS, age 46, is President and a founder of Phase Shift Technology, Inc., a wholly-owned subsidiary of the Company. He has been a director of the Company since 1998. Dr. Koliopoulos received a BS from the University of Rochester and an MS and PhD from the University of Arizona.

    FRANCIS B. LOTHROP, JR., age 71, has been a director of the Company since 1972. From 1985 until 1998, he served as Chairman of Tech-Ceram Corporation, a manufacturer of electronic ceramic packaging. Since 1998 he has been self-employed as a business consultant and private trustee. Mr. Lothrop received an AB from Harvard College and an MBA from Northeastern University.

    KENDALL WRIGHT, age 73, has been a director of the Company since 1983 and has been a business, marketing and operations management consultant during the past five years. Mr. Wright received a BS from the Massachusetts Institute of Technology.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the fiscal year ended April 30, 1999, the Board held eight meetings. During the 1999 fiscal year, each director attended at least seventy-five percent of Board meetings and meetings of committees of the Board on which he serves.

    The Audit Committee, composed of Harris Clay and Messrs. Lothrop and Faulkner, meets periodically with the Company's independent auditors to review the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Audit Committee held two meetings during fiscal 1999.

    The Compensation Committee, composed of Landon T. Clay and Messrs. Lothrop and Wright, administers the Company's stock option and compensation plans and recommends to the full Board the amount, character and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company. The Compensation Committee held seven meetings during fiscal 1999.

    The Nominating Committee, composed of Mr. Abbe, Harris Clay and Landon T. Clay, recommends the criteria for the composition of the Board and size of the Board and seeks out and recommends nominees for directors to be submitted to a vote of stockholders. The Nominating Committee met once in fiscal year 1999. The Nominating Committee will consider nominees recommended in writing by stockholders if certain information is provided regarding the nominees. Recommendations by stockholders should be submitted to the Nominating Committee, in care of the President of the Company.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR FIXING THE SIZE OF THE BOARD OF DIRECTORS AT SEVEN AND ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO ELECT EACH NOMINEE AS A DIRECTOR.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of July 30, 1999, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock on that date, (ii) each director, (iii) each executive officer listed in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                                         SHARES
                                                                                      BENEFICIALLY       PERCENTAGE
NAME                                                                                    OWNED(1)          OF TOTAL
---------------------------------------------------------------------------------  -------------------  -------------
Landon T. Clay(2)................................................................        1,884,310             14.1%
Private Capital Management, Inc.(3)..............................................        1,572,200             11.9%
Chris L. Koliopoulos(4)..........................................................        1,335,200             10.0%
Harris Clay......................................................................          880,759              6.6%
EQSF Advisers, Inc.(5)...........................................................          803,000              6.0%
David Basila.....................................................................          662,900              5.0%
Robert C. Abbe(6)................................................................          446,253              3.3%
H. Kimball Faulkner..............................................................           96,258                *
Francis B. Lothrop, Jr...........................................................           60,130                *
Mark D. Shooman(7)...............................................................           40,800                *
William H. Ohm(8)................................................................           28,762                *
Kendall Wright...................................................................           14,491                *
All directors and officers as a group (10 persons)(9)............................        4,815,031             35.9%

------------------------

*   Less than one percent.

(1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares of Common Stock as to which a person has or shares voting power and/or investment power. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days from the date of this table.

(2) Includes 311,567 shares held in various trusts for the benefit of Mr. Clay's children, 6,500 shares held for the benefit of Mr. Clay in a pension plan and 269,596 shares held by Mr. Clay's children, as to which Mr. Clay disclaims beneficial ownership.

(3) Based on the most recent Schedule 13G filed by Private Capital Management, Inc., with the Securities and Exchange Commission on February 17, 1999. Includes 1,309,000 shares as to which Private Capital Management, Inc., and its President, Bruce S. Sherman, have shared dispositive power; 32,700 shares as to which Mr. Sherman has sole dispositive power; and 230,000 shares as to which Mr. Sherman and SPS Partners, L.P., an associate of Private Capital Management, Inc., have shared dispositive power.

(4) Includes 1,200 shares of Common Stock issuable to Stella Koliopoulos, Dr. Koliopoulos' sister, upon exercise of stock options. Dr. Koliopoulos disclaims beneficial ownership of these shares.

(5) Based on the most recent Schedule 13G filed by EQSF Advisers, Inc., M.J. Whitman Advisers, Inc., and Martin J. Whitman with the Securities and Exchange Commission on February 16, 1999. Includes 728,900 shares as to which EQSF Advisers, Inc. has sole dispositive power and 74,100 shares as to which M.J. Whitman Advisers, Inc. has sole dispositive power. Martin J. Whitman is Chief Executive Officer and controlling person of each of EQSF Advisers, Inc. and M.J. Whitman Advisers, Inc.

(6) Includes 117,800 shares of Common Stock held by Dr. Elizabeth Baker, Mr. Abbe's wife, as to which Mr. Abbe disclaims beneficial ownership. Also includes 30,000 shares of Common Stock issuable upon exercise of stock options.

(7) Includes 35,800 shares of Common Stock issuable upon exercise of stock options.

(8) Includes 8,000 shares of Common Stock issuable upon exercise of stock options.

(9) Includes an aggregate of 95,000 shares of Common Stock issuable upon exercise of stock options.

    The address of all natural persons listed above is c/o ADE Corporation, 80 Wilson Way, Westwood, Massachusetts 02090. The address of Private Capital Management, Inc., is 3003 Tamiami Trail North, Naples, Florida 33940. The address of EQSF Advisers, Inc. is 767 Third Avenue, New York, New York 10017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended April 30, 1999, all reports required to be filed under Section 16(a) by the Company's directors and officers and persons who were beneficial owners of more than ten percent of the Company's Common Stock were timely filed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation received for services rendered to the Company for the fiscal years ended April 30, 1999, 1998 and 1997 by the Company's Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer whose annual salary and bonus for the fiscal year ended April 30, 1999 exceeded $100,000 (collectively, the "Named Executives").

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                  ANNUAL COMPENSATION       AWARDS
                                                                 ----------------------  -------------
                                                                                           NUMBER OF
                                                                                            SHARES
                                                                                          UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                             YEAR       SALARY      BONUS     STOCK OPTIONS  COMPENSATION(1)
----------------------------------------------------  ---------  ----------  ----------  -------------  ---------------
Robert C. Abbe......................................       1999  $  218,438  $        0           --      $     3,032
  President and Chief Executiive Officer                   1998  $  225,000  $  102,591           --      $     4,000
                                                           1997  $  200,000  $  187,946       50,000      $     2,729

Chris L. Koliopoulos................................       1999  $  182,000  $    6,801           --      $     4,018
  Vice President, ADE Corporation,                         1998  $        0  $        0           --      $         0
  President, ADE Phase Shift, Inc.                         1997  $        0  $        0           --      $         0

Mark D. Shooman.....................................       1999  $  142,167  $        0           --      $     3,396
  Vice President and                                       1998  $  133,500  $   32,703           --      $     2,377
  Chief Financial Officer                                  1997  $  123,386  $   30,704           --      $     2,250

William Ohm.........................................       1999  $  136,902  $        0           --      $     2,681
  Vice President and General Manager of                    1998  $  110,000  $   42,590           --      $     2,875
  ADE Technologies, Inc.                                   1997  $   87,291  $   81,282       10,000      $     2,687

A. K. Lum(2)........................................       1999  $  120,570  $        0       50,000      $    32,115(3)
  Vice President and General Manager,                      1998  $        0  $        0           --      $         0
  Semiconductor Division                                   1997  $        0  $        0           --      $         0

------------------------

(1) Represents matching contributions made by the Company on behalf of the Named Executive to the Company's 401(k) Plan.

(2) Mr. Lum began his employment with ADE Corporation on September 29, 1998.

(3) Includes $30,000 of relocation assistance in addition to 401(k) matching.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table provides certain information with respect to options granted to each of the Named Executives during the fiscal year ended April 30, 1999 under the Company's stock option plans.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                                                                                       STOCK PRICE
                                                                                                     APPRECIATION FOR
                                                            INDIVIDUAL GRANTS                         OPTION TERM(2)
                                         --------------------------------------------------------  --------------------
                                          NUMBER OF
                                         SECURITIES   PERCENT OF TOTAL
                                         UNDERLYING    OPTIONS GRANTED
                                           OPTIONS     TO EMPLOYEES IN    EXERCISE    EXPIRATION
NAME                                     GRANTED(1)      FISCAL YEAR        PRICE        DATE         5%         10%
---------------------------------------  -----------  -----------------  -----------  -----------  ---------  ---------
Robert C. Abbe.........................          --              --              --           --          --         --
Chris L. Koliopoulos...................          --              --              --           --          --         --
Mark D. Shooman........................          --              --              --           --          --         --
William Ohm............................          --              --              --           --          --         --
A. K. Lum..............................      50,000            8.95%      $   8.375      9/28/08   $  20,938  $  41,875

------------------------

(1) Options vest in equal annual increments over five years commencing on the date of grant.

(2) As required by rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These hypothesized values are not intended to forecast possible appreciation in the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table provides certain information with respect to option exercises by the Named Executives during the fiscal year ended April 30, 1999 and the value of unexercised options held by the Named Executives at April 30, 1999.

                                                               NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                 OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS
                                                                      YEAR-END              AT FISCAL YEAR-END
                                                             --------------------------  ------------------------
                                 SHARES ACQUIRED    VALUE
NAME                               ON EXERCISE    REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------  ---------------  ---------  -----------  -------------  -----------  -----------
Robert C. Abbe.................             0     $       0      20,000        30,000     $  17,500    $  26,250
Chris L. Koliopoulos...........             0     $       0           0             0     $       0    $       0
Mark D. Shooman................         5,000     $  39,688      55,800         4,000     $ 304,185    $       0
William H. Ohm.................             0     $       0      20,000        10,000     $  94,400    $  23,300
A. K. Lum......................             0     $       0           0        50,000     $       0    $  93,750

DIRECTOR COMPENSATION

    The Company's non-employee directors are reimbursed for expenses and receive $500 for each Board meeting attended. Directors are given the option to receive shares of the Company's Common stock in lieu of cash compensation.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering compensation policies for all executive officers of the Company, including the Chief Executive Officer, and for making specific recommendations regarding compensation for such executive officers to the full Board. The Committee is composed of Landon T. Clay, Francis
B. Lothrop, Jr., and Kendall Wright, none of whom are officers or employees of the Company. Mr. Wright performs services for the Company as an independent consultant. ADE's Chief Executive Officer, Robert C. Abbe, participates in discussions with the Committee regarding the compensation levels of executive officers other than himself.

    The Company provides its executive officers with a compensation package consisting of a base salary, annual incentive compensation in the form of a cash bonus and equity-based incentive compensation in the form of stock options. The overall objectives of the Company's compensation policies are (i) to establish base salaries which are competitive with those payable by companies with which ADE competes in the marketplace and for the recruitment of executives, (ii) to relate a significant part of the executive's compensation to his or hers and the Company's performance through cash bonuses based on the achievement of pre-established profitability and other operating targets and (iii) to align management's interests with those of the Company's stockholders through the use of stock options at percentage levels appropriate for executive positions within the Company.

    In setting compensation levels for fiscal 1999, the Committee conducted a review of data from a number of independent surveys. The Committee also reviewed the compensation paid to executive officers at a selected peer group of semiconductor equipment companies (the "Selected Peer Group Data").

BASE SALARIES

    Base salaries for fiscal 1999 for ADE's executive officers were set by the Committee based on the responsibilities of the position held and the experience and performance of the individual, and by reference to the information regarding competitive salaries gathered from a number of independent surveys. The Committee reviewed the salaries of each of the executive officers of the Company, compensation practices at similar companies in the industry, individual and Company performance and individual responsibility levels and adjusted individual salaries for fiscal 1999 based on these factors.

EXECUTIVE BONUSES

    All executive officers, including the Chief Executive Officer, as well as all other full-time, regular employees of the Company participate in the Company's bonus pool, the total amount of which is determined by a fixed percentage of pre-tax profit in excess of a threshold corresponding to a targeted rate of return on invested capital. No bonuses will be paid under this plan in respect of fiscal year 1999 because the threshold targeted rate of return on invested capital was not reached in fiscal year 1999. Additionally, members of senior management of the Company took voluntary reductions in salary for part of fiscal year 1999.

STOCK OPTIONS

    The Committee also is responsible for administration of the Company's stock option and stock purchase plans and the granting of rights thereunder. Stock option grants are based on the Committee's subjective evaluation of each executive officer's performance and contribution to the Company, the executive officer's position and responsibilities and the executive officer's attitude and role as a leader. The Committee also considers, but does not weigh as heavily, each executive officer's potential for greater contribution to ADE in the future and length of service with the Company. Finally the Committee considers the executive stock ownership levels reported by executives included in the Selected Peer Group Data. Generally, stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over five years. This approach is designed to act as an incentive for the creation of stockholder value and management stability over the long term, since the full benefit of the compensation package cannot be realized unless and until stock price appreciation occurs over a number of years. The Committee granted stock options to one executive officer during fiscal 1999.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Abbe's 1999 base salary of $218,438 represented a decrease from his 1998 base salary of approximately 5% for approximately 4 months of fiscal 1999. The Committee made no other year-to-year change to Mr. Abbe's salary. Mr. Abbe also received no cash bonus in fiscal 1999.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid during any year to the company's chief executive officer and four other most highly compensated executive officers. Qualified performance-based compensation is not included in the $1 million limit. The Committee believes that the Company's 1992, 1995 and 1997 Stock Option Plans qualify as performance-based compensation plans.

                                        Submitted by the Compensation Committee
                                        Landon T. Clay, Chairman
                                        Francis B. Lothrop, Jr.
                                        Kendall Wright

    The Company believes that the S&P SmallCap 600 Index and the Equipment (Semiconductor)-SmallCap Index reflect the stock performance of companies with comparable market capitalization and in similar industries.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    TOTAL SHAREHOLDER RETURNS

                                                           S&P SMALLCAP
                                         ADE CORP/MA          600 INDEX          EQUIP (SEMICONDUCTR)-SMALL
18Oct95                                      $100.00            $100.00                             $100.00
Apr96                                         114.29             129.33                               73.18
Apr97                                         133.93             134.19                               89.49
Apr98                                         127.68             196.93                              113.22
Apr99                                          73.21             168.78                               85.04

                                   PROPOSAL 2
                      APPROVAL OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the 2000 fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1973. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL. IF THE APPOINTMENT IS NOT SO APPROVED, THE BOARD WILL SELECT OTHER INDEPENDENT ACCOUNTANTS.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    In order to be considered for inclusion in the Proxy Statement for the Company's 2000 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than April 19, 2000. Proposals should be sent to the attention of the Clerk at the Company's offices at 80 Wilson Way, Westwood, MA 02090.

    Stockholder nominations for election to the Board at the 2000 Annual Meeting of Stockholders may be submitted to the Company and must include (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such Meeting and intends to appear in person or by proxy at the Meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (v) the consent of each nominee to serve as a director of the Company if so elected.

                                 OTHER MATTERS

    The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

                                        By order of the Board of Directors
                                        Willard G. McGraw, Jr.
                                        Clerk

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                 ADE CORPORATION
                            ------------------------
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 16, 1999

         The undersigned hereby appoints Landon T. Clay and Robert C. Abbe as proxies to represent the undersigned, with full power of substitution, at the 1999 Annual Meeting of Stockholders of ADE Corporation, to be held on September 16, 1999 at 10:00 A.M., local time, at ADE Corporate Headquarters, 80 Wilson Way, Westwood, Massachusetts, and at any adjournments thereof:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
--------------------------------------------------------------------------------

/X/           PLEASE MARK
             YOUR VOTES AS
             IN THE EXAMPLE.

              For all nominees
               listed at right      WITHHOLD AUTHORITY
                 (except as          to vote for all
                marked to the     nominees listed at right
               contrary below)

                                                   NOMINEES:  Robert C. Abbe
1. Election       /  /                /  /                    Harris Clay
   of                                                         Landon T. Clay
   Directors.                                                 H.Kimball Faulkner
                                                              Chris L.
                                                              Koliopoulos
                                                              Francis B.
                                                              Lothrop, Jr.
                                                              Kendall Wright




                                               FOR         AGAINST       ABSTAIN
2. Proposal to ratify and
   approve PricewaterhouseCoopers LLP as the   /  /          /  /          /  /
   Company's independent accountants
   for the fiscal year ending April 30,
   2000.


For, except vote withheld for the following nominee(s):
-------------------------------------------------------


                    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                    THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL.

                    PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.


SIGNATURE OF STOCKHOLDER(S):                                Dated:
                             ------------------------------       --------------

NOTE: Signatures should agree with the name on the stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.